UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 20, 2005

TALX CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Missouri	000-21465	43-0988805
(State or Other	(Commission File	(IRS Employer
Jurisdiction of	Number)	Identification Number)
Incorporation)

1850 Borman Court
St. Louis, Missouri 63146
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (314) 214-7000

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions :

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 20, 2005, we financed the purchase of Jon-Jay Associates by borrowing approximately $24 million under our second amended and restated loan agreement. The description of our loan agreement, filed as Item 1.01 of a current report on Form 8-K dated April 14, 2005, is incorporated herein by this reference. Following this borrowing, we had approximately $18.5 million of remaining availability under the loan agreement.

Item 7.01 Regulation FD Disclosure

On April 20, 2005, TALX Corporation announced that it had acquired Jon-Jay Associates, headquartered in Boston. The purchase price for the acquisition was approximately $24 million. Additionally, the acquisition agreement includes provisions for potential earn-out payments if certain future financial performance measures are achieved during the twelve months ending April 20, 2006 and April 30, 2007, respectively. A copy of the press release is furnished with this report as Exhibit 99.1 to this Form 8-K and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

        (c) Exhibits. See Exhibit Index.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 22, 2005	TALX CORPORATION

	By:	/s/ L. Keith Graves
L. Keith Graves Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release, dated April 20, 2005, announcing the acquisition of Jon-Jay Associates.